Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the ETF Series Solutions, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the ETF Series Solutions for the year ended October 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the ETF Series Solutions for the stated period.

/s/Kristina R. Nelson	/s/Kristen M. Weitzel
Kristina R. Nelson	Kristen M. Weitzel
President (principal executive officer)	Treasurer (principal financial officer)
ETF Series Solutions	ETF Series Solutions

Dated:	4/8/2021	Dated:	4/8/2021

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the ETF Series Solutions for purposes of Section 18 of the Securities Exchange Act of 1934.